Exhibit 99.1

COMPANY CONTACTS

Bonnie Ortega	Liz Michel, JD
VP – Corporate Communications	Chief Marketing Officer
Cardium Therapeutics, Inc.	AgencyONE, LLC
Tel: (858) 436-1018	Tel: (301) 803-7525
Email: InvestorRelations@cardiumthx.com	Email: liz@agencyone.net

CARDIUM’S LIFEAGAIN ANNOUNCES COMMERCIALIZATION

AGREEMENT WITH AGENCYONE BASED ON ADVANCED

MEDICAL DATA ANALYTICS PLATFORM TECHNOLOGY

Pioneering New and Innovative Life Insurance for

Men with Active Localized Prostate Cancer

SAN DIEGO, CA – August 26, 2013 - Cardium Therapeutics (NYSE MKT: CXM) today announced that its LifeAgain™ Insurance Solutions Inc., a wholly-owned subsidiary in Cardium’s investment portfolio, has entered into a commercialization agreement with AgencyONE to support the pioneering development and commercialization of innovative survivable risk life insurance products based on Cardium’s advanced medical data analytics platform technology (ADAPT™).

LifeAgain Insurance Solutions, Inc. is a newly-formed medical data analytics business that has been internally developed by researchers at Cardium. LifeAgain is initially focused on the development, marketing and sale of survivable risk term life insurance programs for patients with certain cancers or other medical conditions having improved mortality due to medical advancements, but who are typically considered uninsurable based on traditional life insurance underwriting standards. More information can be found at http://www.cardiumthx.com/lifeagain.

Working in cooperation with large and established life insurance companies, LifeAgain seeks to use the power of its proprietary medical data analytics technology in the field of life insurance to: (1) apply medically-driven algorithms and other quantitative tools to support Decision Rule Adaption™ to broaden eligibility for individuals with specific medical conditions; (2) more deeply assess individualized mortality using the prognostic value of advanced medical diagnostic information that is supported by long-term clinical studies, peer-reviewed publications and physician consensus; and (3) establish customized policy premium pricing in a cost-effective and scalable manner operating within the life insurance industry’s established actuarial underwriting practices and standard operating procedures, and designed to monetize medical advancements in prostate cancer mortality.

LifeAgain’s initial product platform will be centered on Cardium’s BlueMetric Select™ term life insurance program which has been specifically designed for eligible men with active localized prostate cancer. This pioneering term life insurance program is expected to represent the first and only product offering specifically developed for individuals with active cancer based on risk assessments using Cardium’s advanced medical data analytics. LifeAgain’s BlueMetric Select™

product may be marketed and sold under other trade names by LifeAgain’s potential strategic partners in the U.S. and international markets. The Company has developed intellectual property as it relates to its advanced medical data analytics technology for life insurance underwriting and risk assessment. More information is available at http://www.cardiumthx.com/lifeagain.

About AgencyONE:

AgencyONE, a premier full-service life insurance brokerage general agency (BGA) located in Bethesda, MD, will be the sole BGA providing insurance industry expertise, underwriting and case management services for LifeAgain’s BlueMetric Select™. As one of the nation’s leading BGAs, AgencyONE has earned a solid reputation for outstanding underwriting, exceptional service and innovative life insurance advanced planning. AgencyONE provides advanced planning solutions and underwriting expertise for emerging and affluent producers nationwide. The long-standing relationships AgencyONE has established with its insurance carrier partners along with proficient underwriting knowledge enables the company to deliver the most consistently competitive underwriting solutions and financial strategies to its producers and their clients. AgencyONE specializes in impaired risk underwriting and dependably delivers the successful placement of significant life insurance policies in this challenging market. Additional information is available at www.agencyone.net.

About LifeAgain

LifeAgain is a newly-formed advanced medical data analytics platform technology (ADAPT™) business that is focused on pioneering the development, marketing and sale of “survivable risk” ten-year level term life insurance programs for cancer survivors or others with medical conditions that are currently considered uninsurable based on traditional underwriting standards. Working in cooperation with large and established life insurance companies, LifeAgain will use its new actuarial methods, and scientific and medical data driven insights, to design life insurance solutions at affordable prices and substantial coverage levels. LifeAgain’s initial focus will be to develop, market and sell the first and only affordable survivable risk life insurance to men with active localized prostate cancer and expects to develop additional new and innovative life insurance solutions for men and women with other medical conditions, with improved mortality due to medical advancements, who are currently considered uninsurable based on traditional underwriting standards. Additional information is available at http://www.cardiumthx.com/lifeagain.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium has four private company business units in its medical opportunities portfolio: (1) Angionetics Biologics, which includes Cardium’s late-stage DNA-based Generx® cardiovascular biologic product candidate; (2) Activation Therapeutics, which includes the Company’s regenerative medicine wound healing technology platform, including its Excellagen® advanced wound care product; (3) To Go Brands®, which includes the Company’s health sciences and nutraceutical business; and (4) LifeAgain™ Insurance Solutions, Inc. which is focused on building the Company’s medical data analytics platform technology. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. For more information, visit www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there is no assurance that Cardium’s business unit, LifeAgain™ Insurance Solutions Inc. and its partners including AgencyONE will successfully commercialize “survivable risk” term life insurance programs for cancer survivors or others with medical conditions; that Cardium’s proprietary methods for data analytics and its LifeAgain business platform and products will be protectable or will not be deemed to infringe on the rights of others; that the sales of survivable risk life insurance will generate substantial revenues for the Company; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or in actual use; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the Company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; that the Company will not be adversely affected by risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2013 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Excellagen®, LifeAgain™, BlueMetric™, Decision Rule Adaption™, ADAPT™, Angionetics Biologics™, Activation Therapeutics™ are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company. To Go Brands®, High Octane®, Green Tea Energy Fusion™, Acai Natural Energy Boost™, Greens to Go®, Extreme Berries to Go®, Healthy Belly®, VitaRocks®, Smoothie Complete®, Trim Green Coffee Bean™, and Trim Energy®, are trademarks of To Go Brands, Inc. Other trademarks belong to their respective owners.